EXHIBIT 2(a)(2)

                        ARTICLES OF MERGER
           MERGING DUTTERER'S OF MANCHESTER CORPORATION
                               INTO
                     TWB GOURMET FOODS, INC.


     THESE ARTICLES OF MERGER, dated the 23rd day of August, 1996, pursuant to Section 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (hereinafter referred to as the "Code"), are entered into by and between the corporations named in Article THIRD below, which are hereinafter collectively referred to as the "Constituent Corporations".

     FIRST: Each of the Constituent Corporations has agreed to effect a merger, and the terms and conditions of the merger, the manner of carrying the same into effect, and the manner and basis of converting or exchanging the shares of issued stock of each of the Constituent Corporations into different stock or other consideration pursuant to Section 3-103 of the Code shall be as set forth herein.

     SECOND:   TWB Gourmet Foods, Inc., a Virginia corporation,
shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") in the merger.

     THIRD:    The parties to these Articles of Merger are TWB
Gourmet Foods, Inc. , a corporation organized under the general corporation law of the Commonwealth of Virginia on August 3, 1994 and Dutterer's of Manchester Corporation, a Maryland corporation (hereinafter referred to as "Dutterer's"). The Surviving Corporation is not qualified or registered to do business in Maryland.

     FOURTH:   As part of the merger, the Charter of the
Surviving Corporation shall be amended to increase the authorized capitalization of the Surviving Corporation from 5,000 shares of common stock divided into 3,500 shares of Class A Common Stock, with no par value, and 1,500 shares of Class B Common Stock, also with no par value, to 25,000 shares of common stock divided into 23,500 shares of Class A Common Stock, with no par value, and 1,500 shares of Class B Common Stock, also with no par value. Other than the amendment described in the previous sentence, there shall be no amendment to the Charter of the Surviving Corporation effected as part of the merger.

     FIFTH:    Dutterer's has an authorized capitalization of
100,000 shares of a single class of common stock, par value of One Dollar ($1.00) per share, of which shares 25,000 are issued and outstanding; the aggregate par value of all shares of all classes which Dutterer's has authority to issue being One Hundred Thousand Dollars ($100,000).

          The Surviving Corporation has an authorized capitalization of 5,000 shares of common stock divided into 3,500 shares of Class A Common Stock, with no par value, and 1,500 shares of Class B Common Stock, also with no par value; 3,500 of Class A Common Stock and 1,500 shares of Class B Common Stock are issued and outstanding.

     SIXTH:    The manner and basis of converting or exchanging
the issued stock of each of the Constituent Corporations into different stock or other consideration pursuant to Section 3-103 of the Code shall be as follows:

          (a) Each share of capital stock of the Surviving Corporation which is issued and outstanding on the Effective Date (as defined in Article ELEVENTH herein) shall remain outstanding as one share of capital stock of the Surviving Corporation.

          (b) Each share of the capital stock of Dutterer's issued and outstanding immediately prior to the Effective Date, as a result of the merger and without any action on the part of the holder thereof, shall be canceled and converted into 4/5ths of a share of Class A Common Stock in the Surviving Corporation.

          (c) After the merger transaction described above shall have become effective, each holder of an outstanding certificate or certificates theretofore representing capital stock of Dutterer's shall surrender the same to the Surviving Corporation and each such holder thereupon shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Class A Common Stock of the Surviving Corporation into which the capital stock of Dutterer's represented by the certificate or certificates so surrendered shall have been converted or exchanged by the provisions hereof. Until such surrender, capital stock of Dutterer's shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the number of full shares of Class A Common Stock of the Surviving Corporation to be delivered with respect to such shares of such capital stock.

     SEVENTH: The principal office of Dutterer's in the State of Maryland is located in Baltimore City. Dutterer's owns an interest in land in located Carroll County, Maryland.

     EIGHTH:   The principal office of the Surviving Corporation
in its state of organization is 2410 Wesley Street, Portsmouth, Virginia 23707. The name and address in Maryland of the Resident Agent of the Surviving Corporation is Michael L. Jennings, One North Charles Street, Suite 1300, Baltimore, Maryland 21201.

     NINTH:    The board of directors of Dutterer's, by unanimous
written consent of the entire Board of Directors dated August __, 1996, duly adopted a resolution declaring that a merger substantially upon the terms and conditions set forth in these Articles of Merger was advisable and directing that the Articles of Merger be submitted to Dutterer's sole stockholder for its approval. The Articles of Merger were duly submitted to and approved by the unanimous written consent of Dutterer's sole stockholder.

          The board of directors of the Surviving Corporation, by unanimous written consent dated August __, 1996, duly adopted a resolution declaring that a merger substantially upon the terms and conditions set forth in these Articles of Merger was advisable and directing that a Plan and Agreement of Merger (the "Plan") setting forth such terms and conditions be submitted to the Surviving Corporation's stockholders for their approval. The Plan was duly submitted to and approved by the unanimous written consent of the Surviving Corporation's stockholders.

     TENTH:    These Articles of Merger were duly advised,
authorized and approved in the manner and by the vote required by the Charter of the Surviving Corporation and by the laws of the Commonwealth of Virginia and by the Charter of Dutterer's and the laws of the State of Maryland.

     ELEVENTH: Upon the Effective Date:

          (a) the assets and liabilities of Dutterer's shall be taken up on the books of the Surviving Corporation at the amount at which they shall at that time be carried on the books of Dutterer's, subject to such adjustments, if any, as may be necessary to conform to the Surviving Corporation's accounting procedures; and

          (b) all of the rights, privileges, immunities, powers, purposes and franchises of Dutterer's and all property, real, personal and mixed, and all debts due to Dutterer's on whichever account shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Dutterer's, and all debts, liabilities, obligations and duties of Dutterer's shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it.

     The merger provided for by these Articles of Merger shall become effective (the "Effective Date") and the separate existence of Dutterer's, except insofar as continued by statute, shall cease on the date which Articles of Merger are approved, executed and acknowledged by Dutterer's and the Surviving Corporation, as required by the laws of the Commonwealth of Virginia, and are filed with the State Corporation Commission of Virginia, and these Articles of Merger, duly advised, approved, signed, acknowledged, sealed and verified by Dutterer's and the Surviving Corporation, as required by the laws of the State of Maryland, are filed for record with the State Department of Assessments and Taxation of Maryland, as required by the laws of the State of Maryland.

     IN WITNESS WHEREOF, Dutterer's of Manchester Corporation and TWB Gourmet Foods, Inc., have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by the respective Presidents and witnessed or attested by their respective Secretaries or Assistant Secretaries as of the 23rd day of August, 1996.


ATTEST:                            DUTTERER'S OF MANCHESTER
                                   CORPORATION

/s/ George D. Spicer, III          By: /s/ Vernon W. Mules
--------------------------         --------------------------
George D. Spicer, III,             Vernon W. Mules, President
Asst. Secretary


ATTEST:                            TWB GOURMET FOODS, INC.


/s/ Loetitia Adam St. James        By: /s/ Chris L. St. James
---------------------------        ---------------------------
Loetitia Adam St. James,           Chris L. St. James, President
Secretary



     THE UNDERSIGNED, President of DUTTERER'S OF MANCHESTER CORPORATION, who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger, to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, tile matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                   /s/ Vernon W. Mules
                                   ----------------------------
                                   Vernon W. Mules


     THE UNDERSIGNED, President of TWB GOURMET FOODS, INC., who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                   /s/ Chris L. St. James
                                   -----------------------------
                                   Chris L. St. James